UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011 (August 16, 2011)

HUBEI MINKANG
PHARMACEUTICAL LTD.
(Exact name of registrant as specified in its charter)

Commission File Number 000-53231

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2808 Cowan Circle
Las Vegas, NV  89107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 16, 2011, Hubei Minkang Pharmaceutical Ltd. (the “Company”), HBMK Pharmaceutical Limited (“HBMK”) and all the shareholders of HBMK (the “Vendors”), entered into Extension Agreement #2 (the “Extension Agreement #2”) with respect to the Share Exchange Agreement that was entered into between the same parties, dated July 8, 2011 (the “Share Exchange Agreement”) whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of HBMK from the Vendors in exchange for the issuance of 33,500,000 shares of common stock of the Company to the Vendors on a pro rata basis in accordance with each Vendor’s percentage ownership in HBMK, subject to the satisfaction or waiver of certain conditions precedent as set out in the Share Exchange Agreement.  Since the closing date of the Share Exchange Agreement was to occur no later than August 1, 2011, or by the extended closing deadline of August 16, 2011 pursuant to the first extension agreement which was entered into by the same parties, the parties decided to enter into Extension Agreement #2 so that the latest closing date of the Share Exchange Agreement shall take place on or before August 31, 2011.

The foregoing description of the Extension Agreement #2 does not purport to be complete and is qualified in its entirety by reference to the Extension Agreement #2, which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Extension Agreement #2, dated August 16, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2011
Hubei Minkang Pharmaceutical Ltd.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
10.1	Extension Agreement #2, dated August 16, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.	5